ECOS GROUP, INC.
                       1000 SOUTHERN BOULEVARD, SUITE 200
                         WEST PALM BEACH, FLORIDA 33405
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 8, 1997
                            ------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of ECOS Group, Inc., a Colorado corporation (the "Company"), will be held on Monday December 8, 1997, beginning at 3:00 o'clock P.M., Eastern Time, at the Palm Beach Airport Hilton, 150 Australian Avenue, West Palm Beach, Florida for the following purposes, which are set forth more completely in the accompanying proxy statement:

             (1) To elect six directors representing the Common Stock
                 shareholders;

             (2) To approve an up to one-for-eight reverse split of the
                 Company's Common Stock the date and final divisor to be at the discretion of the Board of Directors; and

             (3) To approve an increase in the authorized post-split shares of
                 Common Stock to 75,000,000.

     Pursuant to the Company's By-laws, the Board of Directors has fixed the close of business on October 10, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only record holders of the Company's Common Stock are entitled to notice of and to vote at the Annual Meeting. A form of proxy is enclosed.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED WITHIN THE UNITED STATES OF AMERICA.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Michael Baker, Secretary

West Palm Beach, Florida
November 27, 1997

                                ECOS GROUP, INC.
                       1000 SOUTHERN BOULEVARD, SUITE 200
                         WEST PALM BEACH, FLORIDA 33405

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                                    GENERAL

     The enclosed proxy is solicited by the Board of Directors of ECOS Group, Inc. a Colorado corporation, for use at the Annual Meeting of Shareholders to be held on Monday December 8, 1997, beginning at 3:00 o'clock P.M., Eastern Time, at the Palm Beach Airport Hilton, 150 Australian Avenue, West Palm Beach, Florida. The approximate date on which this Statement and the enclosed proxy were first sent to shareholders was November 27, 1997. You are urged to indicate your vote on each matter in the space provided. Proxies will be voted as marked. If no space is marked, a proxy will be voted by the persons therein named at the Annual Meeting: (i) the election of the six nominees for director, (ii) the approval of the up to one-for-eight reverse split of the Company's Common Stock the date and final divisor to be at the discretion of the Board of Directors; and (iii) the approval of the increase in authorized number of post-split shares

     The cost of the Board of Directors' proxy solicitation will be borne by the Company. In addition to solicitation by mail, directors, executive officers and employees of the Company may solicit proxies personally and by telephone, telecopy and telegraph, all without extra compensation.

     At the record date for the Annual Meeting, the close of business on October 10, 1997, the Company had outstanding 17,600,026 shares of Common Stock, $.012 par value per share (the "Common Stock"). Each share of Common Stock entitles the holder thereof on the record date to one vote on each matter submitted to a vote of shareholders. Only Common Stock shareholders of record at the close of business on October 10, 1997 are entitled to notice of and to vote at the Annual Meeting. In the event that there are not sufficient votes in attendance at the meeting in person or by proxy for approval of any of the matters to be voted upon at the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies. The quorum necessary to conduct business at the Annual Meeting consists of the holders of a majority of the issued and outstanding shares of Common Stock present in person or by proxy. The six persons receiving the highest number of votes for director by holders of the Common Stock will be elected as directors.

     A SHAREHOLDER WHO SUBMITS A PROXY ON THE ACCOMPANYING FORM HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS USE BY DELIVERING A WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY EXECUTING A LATER DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON. PROXIES THAT ARE PROPERLY EXECUTED WILL BE VOTED FOR THE PROPOSALS SET FORTH THEREON AND IN FAVOR OF THE ELECTION OF THE SIX NOMINEES FOR DIRECTOR NAMED HEREIN.

                SECURITY INTEREST OF CERTAIN BENEFICIAL OWNERS,
                            DIRECTORS AND MANAGEMENT

     The following table sets forth certain information, as of October 10, 1997, regarding the Company's Common Stock and the Company's Series B Convertible Preferred Stock (the "Series B Preferred Stock") owned of record or beneficially by (i) each shareholder who is known by the Company to beneficially own in excess of 5% of the outstanding shares of Common Stock or of the Series B Preferred Stock, (ii) each director and the executive officer named in the Summary Compensation Table below, and (iii) all directors and executive officers as a group. Except as otherwise indicated, each shareholder listed below has sole voting and investment power with respect to shares beneficially owned by such person.

     In accordance with Rule 13d-3, promulgated under the Securities Exchange Act of 1934, as amended, shares that are not outstanding but that are issuable within 60 days upon exercise of outstanding options, warrants, rights or conversion privileges or which are otherwise required by Rule 13d-3 to be included have been deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by the person owning such rights and all directors and executive officers as a group, but have not been deemed outstanding for the purpose of computing the percentage for any other person. As of October 10, 1997, there were 17,600,026 shares of Common Stock issued and outstanding and 1,000,000 shares of Series B Preferred Stock issued and outstanding.

                                                                                                  SERIES B
                                                                        COMMON STOCK           PREFERRED STOCK
                                                                  ------------------------  -------------------------
                       NAME AND ADDRESS                            AMOUNT      % OF CLASS     AMOUNT      % OF CLASS
                       ----------------                           ----------   -----------  ----------  -------------

5% HOLDER

Strategica Capital Corporation.................................   2,540,193(1)     14.4%
1221 Brickell Avenue
Suite 2600
Miami, Florida

COMMON STOCK DIRECTORS

Wendell R. Anderson, Esq.......................................      30,000(2)        *
720 Baker Building
Minneapolis, MN 55403

Luis De la Cruz
241 Sevilla Avenue Suite 805
Coral Gables, Florida 33134

Leon S. Eplan..................................................      37,500(3)        *
55 Trinity Avenue, S.W.
Suite 1450
Atlanta, GA 30335

Charles C. Evans...............................................     450,000(4)     2.52%
99 Southeast Fifth Street
Fourth Floor
Miami, Florida 33131

John B. McCracken, Esq.
505 S. Flagler Drive
7th Floor
West Palm Beach, FL 33401

Joseph F. Startari
Biotechna Environmental Limited
2600 McCormick Drive
One Prestige Place
Clearwater, Florida 33619

SERIES B PREFERRED STOCK DIRECTORS

Michael S. Klein...............................................   3,585,723(5)     18.1%    275,880        27.6%
100 Shoreline Highway
Suite A190
Mill Valley, CA 94941

Enrique A. Tomeu...............................................   8,233,650(6)     35.2%    633,365        63.3%
1000 Southern Blvd.
Suite 300
West Palm Beach, FL 33405

All Directors, and Executive Officers as a Group...............  12,429,438(7)    55.52%    909,245        90.9%
  (15 persons)

------------------
* Less than 1%.
(1) Includes (i) 175,000 shares of Common Stock issuable under warrants granted by a predecessor corporation and (ii) 761,731 shares of Series A Convertible Preferred Stock issuable under warrants.
(2) Represents 30,000 shares of Common Stock issuable under options.
(3) Represents 37,500 shares of Common Stock issuable under options.
(4) Includes 11,200 shares of Common Stock issuable under options.
(5) Includes 2,758,800 shares of Common Stock issuable upon conversion of 275,880 shares of the Series B Preferred Stock.
(6) Includes conversion of 6,333,650 shares of Common Stock issuable upon conversion of 633,365 shares of the Series B Preferred Stock.
(7) Includes an aggregate of 87,000 shares of Common Stock issuable under options and 9,092,450 shares of Common Stock issuable upon conversion of 909,245 shares of the Series B Preferred Stock.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who beneficially own more than 10% of the Company's Common Stock, to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% beneficial owners also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to the Company and written representations that no other reports were required, the Company believes that, for the fiscal year ended March 31, 1997, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with; except that Dr. Charles Evans and Antonio L. Contreras, Jr. did not file timely Forms 4 with respect to an aggregate of 43,200 shares sold.

ITEM 10. EXECUTIVE COMPENSATION.

     The following table sets forth information about the compensation paid or accrued by the Company during the fiscal years ended March 31, 1997, 1996 and 1995 to the Company's Chief Executive Officer, the only employee whose aggregate compensation exceeded $100,000 for the fiscal year ended March 31, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                                             LONG TERM
                                                                                                            COMPENSATION
                                                                                                               AWARDS
                                                                                                           --------------
                                                                              ANNUAL COMPENSATION            SECURITIES
                              NAME AND                                 ----------------------------------    UNDERLYING
                         PRINCIPAL POSITION                              YEAR       SALARY       BONUS        OPTIONS
                         ------------------                            ---------  ----------  -----------  --------------
Enrique A. Tomeu,....................................................     1997    $ 102,800     $    0       $      0
President and Chief
Executive Officer (1)
John C. "Jack" Reynolds,.............................................     1997    $  52,500     $    0              0
Interim President and Chief                                               1996    $ 164,500     $    0        200,000
Executive Officer(2)                                                      1995    $   7,000     $    0         31,250

------------------

(1) Mr. Tomeu became President of the Company on July 10, 1996.
(2) Mr. Reynolds was employed as Interim President of the Company through July 11, 1996 pursuant to a consulting arrangement with R.J. Quintero & Co. ("Quintero"). None of the above compensation was paid to Mr. Reynolds. All compensation payments and option issuance's were made to directly Quintero.

                       OPTION GRANTS IN LAST FISCAL YEAR

     No options were granted during the fiscal year ended March 31, 1997 for those persons named in the Summary Compensation Table.

                          AGGREGATED OPTION EXERCISES
             IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

 The following table sets forth information concerning the value of unexercised stock options at the end of the 1997 fiscal year for those persons named in the
                          Summary Compensation Table.

                                                                                                              VALUE OF
                                                                          NUMBER OF SECURITIES              UNEXERCISED
                                                                         UNDERLYING UNEXERCISED            IN-THE-MONEY
                                              SHARES                           OPTIONS AT                OPTIONS AT FISCAL
                                            ACQUIRED ON        VALUE         FISCAL YEAR END                 YEAR END ($)
                 NAME                        EXERCISE        REALIZED    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
                 ----                     --------------  -----------    -------------------------    -------------------------
Enrique A. Tomeu(1)....................           0               0                0                             0
John C. "Jack" Reynolds(2).............           0               0            231,250 / 0                  $98,581/ $0

------------------
(1) Mr. Tomeu became President of the Company on July 10, 1996.
(2) Mr. Reynolds was employed as Interim President of the Company through July 11, 1996 pursuant to a consulting arrangement with R.J. Quintero & Co. ("Quintero"). None of the above compensation was paid to Mr. Reynolds. All compensation payments and option issuance's were made to directly Quintero.

COMPENSATION AGREEMENTS

     Enrique A. Tomeu is employed as the chief executive officer and president of the Company pursuant to a four-year employment agreement dated as of July 8, 1996. As compensation thereunder, Mr. Tomeu receives an annual salary of $150,000, an automobile, a $900 per month non-accountable expense allowance, an expense account for business travel and other expenses, six weeks' paid vacation annually, health insurance for himself and his family, and a $3,000,000 life insurance policy on his life payable to his designees. Upon termination of his employment with the Company for other than "cause" (as defined in the agreement), Mr. Tomeu is entitled to convert any Series B Convertible Preferred Stock which he then may own to Common Stock as though the earnouts had been earned. As a part of his employment agreement, Mr. Tomeu has agreed not to compete with the Company's business for a period of one year following his voluntary resignation or the termination of his employment for cause.

     Dr. Charles Evans is employed by the Company pursuant to a three-year employment agreement and a three-year consulting agreement both entered into on July 3, 1996. The employment agreement provides for an annual salary of $24,000, a $500 auto allowance, an expense account for business travel and other expenses, and eight weeks' paid vacation annually. The consulting agreement provides for annual fees of $50,000 and an expense account for business travel and other expenses. In addition, Dr. Evans may be entitled to a bonus based on the performance of the Company in the discretion of the Board of Directors. Dr. Evans has agreed not to compete with the Company's business for a period of one year following his voluntary resignation or the termination of his employment with the Company for "cause."

                              CERTAIN TRANSACTIONS

     On October 23, 1997, the Company disposed of its remediation subsidiary American Remedial Technologies, Inc. ("ART") by transferring all of the Common Stock of ART to Messrs. Mark Patton, Fred Miller and Joe Torres Jr., the holders of a $500,000 promissory note owed by the Company in order to settle default on a note (see below). The Company originally purchased ART for $7,500,000.

     In July 1995, the Company borrowed $85,000 from Lisa Robbins, the spouse of Dr. Charles Evans, the Chairman of the Board of Directors. The note is due upon demand and bears interest at 12% per annum. Dr. Evans disclaims any beneficial interest in the loan. The present balance on this note is $50,000.

     ART received a loan, represented by a note dated June 30, 1996, from Transportation Financial Services, Inc., an entity owned by Mr. Enrique Tomeu, the Company's Chief Executive Officer and one of its directors. This note had an original balance of $495,000 and a 13.5% per annum interest rate. The outstanding balance as of March 31, 1997 was $303,000. On October 21, 1997, the balance of the note was forgiven in return for 1,889,800 shares of Common Stock of the Company, the note was canceled.

     In June 1996, ART acquired a used thermal desorption plant located at the Port of Los Angeles for a purchase price of $600,000. This equipment was acquired on behalf of the company by Mr. Sam Klein, the father of one of the company's directors and shareholders, pursuant to a demand note for $515,000 bearing interest at 12% per annum. This note was secured by the acquired plant. The outstanding balance as of March 31, 1997 was $515,000. On September 23, 1997 the note was declared in default for nonpayment of principal and interest. The obligations of this note were assumed by the acquirer of ART.

     On December 31, 1996 the Company borrowed $1,000,000 from Mr. Michael Klein, a shareholder and director of the Company, pursuant to a one-year promissory note bearing interest at 14% per annum. For the first three months of the note, while the Company sought alternative long-term financing, the note was unsecured with monthly interest only payments. Commencing March 1997, monthly payments of principal and interest were required until maturity in December 1997, and the note was secured with all trade accounts receivable of the

Company. This note was repaid on May 5, 1997 from the proceeds of a $1,000,000 loan received from Mr. Sam Klein. This latter loan was a three-month promissory note maturing on August 5, 1997, with monthly interest only payments at 12% per annum. The note was secured by all trade receivables of the Company. On September 23, 1997 the Company was notified of its default on this note for nonpayment of principal and interest. The Company settled its default by delivering a $608,000 promissory note dated October 29, 1997 in favor of Sam Klein, bearing interest at 12% per annum with quarterly principal and interest payments and issuing 2,666,667 shares of the Company's Common Stock to Sam Klein. This new note and issuance of stock extinguished the $1,000,000 promissory note dated May 5, 1997.

     On June 18, 1997, ART obtained a $500,000 promissory note from Sam Klein to fund its continuing operations. This note, bearing interest at 12% per annum, was due on June 18, 1998. The note was secured by all of the Common Stock of ART and was required to be repaid from expected proceeds from a $2,200,000 convertible equity offering the Company was pursuing. The convertible equity offering never materialized. On September 23, 1997 ART was notified that this $500,000 note was in default for nonpayment of interest. On October 23, 1997, Sam Klein sold the note to a third party. In settlement of all amounts owed under the note, the Company transferred all the common stock of ART to the holder of the note, thereby effectively disposing of ART and extinguishing the obligation.

                                  PROPOSAL 1.
                             ELECTION OF DIRECTORS

     The Board of Directors of the Company has nominated the following persons to serve as directors representing the Common Stock shareholders:

                                                                                                              IN OFFICE
                     NAME                            AGE                      POSITION(S)                        SINCE
                     ----                            ---                      -----------                     ----------
Wendell R. Anderson............................       64      Director                                            1994
Luis De la Cruz................................       44      Director                                            1996
Leon S. Eplan..................................       68      Director                                            1993
Dr. Charles C. Evans...........................       40      Chairman of the Board of Directors                  1993
John B. McCracken..............................       51      Director                                            1996
Joseph F. Startari.............................       49      Director                                            1996

     In addition to the directors representing the Common Stock shareholders, the Articles of Incorporation of the Company provide that the holders of the Series B Preferred Stock may elect six directors; presently there are four vacancies in this regard. The two directors representing the Series B Preferred Stock shareholders are listed below, the Common Stock shareholders are not entitled to vote for preferred directors:

SERIES B PREFERRED STOCK DIRECTORS

                        NAME                               AGE                          POSITION(S)
                        ----                               ---                          -----------
Michael S. Klein.....................................        42      Director
Enrique A. Tomeu.....................................        42      Chief Executive Officer, President and Director

BIOGRAPHIES OF NOMINEES:

     WENDELL R. ANDERSON has been Of Counsel to the law firm of Larkin, Hoffman, Daly & Lindgren, Ltd., based in Minnesota, since 1979. He is also a director of the following public companies: Fingerhut Corp. (since 1991), National City Bank Corporation (since 1981) and Super Mail International (since 1994). Mr. Anderson is a former United States Senator and Governor of the state of Minnesota.

     LUIS DE LA CRUZ since 1990 has been president and a shareholder of De la Cruz & Cutler, P.A., a law firm in Coral Gables, Florida. His principal areas of practice are real estate and commercial transactions. He has a B.S. degree in civil engineering and a J.D. degree from the University of Florida.

     LEON S. EPLAN has been the Commissioner of Planning and Development of the City of Atlanta since October, 1991 and assisted in the preparations of the 1996 Summer Olympic Games. In addition, Mr. Eplan is a part-time professor at the Graduate School of Planning at the Georgia Institute of Technology. For over 13 years prior to October, 1991, Mr. Eplan had been employed by Leon S. Eplan & Associates, an urban planning consulting firm of which he is the principal. Mr. Eplan is a member of Board's Audit Committee.

     DR. CHARLES C. EVANS joined the Company as Chairman of the Board of Directors in January, 1993. Until March, 1995, Dr. Evans served as the President and Chief Executive Officer of the Company and also as the President of Evans Environmental, a subsidiary of the Company. Since 1986 and until March 1995 Dr. Evans had been employed as president of one or more of the Company's subsidiaries.

     JOHN B. MCCRACKEN is a shareholder of Jones, Foster, Johnston & Stubbs, P.A., a law firm in West Palm Beach, Florida, with which he has been associated since 1970. His areas of practice are corporate, real estate, and estate planning. Mr. McCracken has served as president of the Palm Beach County Bar Association and as president of the Young Lawyers Section of the Palm Beach County Bar Association. He has also twice served as chairman of the Florida Bar Grievance Committee and as a member of the Board of Governors of the Young Lawyers Section of the Florida Bar. He has served as commissioner of the Port of Palm Beach, chairman of the Young Friends of St. Mary's Hospital, and as Senior Warden of Holy Trinity Episcopal Church. He is a graduate of Tufts University and Vanderbilt University School of Law.

     JOSEPH F. STARTARI from December, 1995 has been president and CEO of Biotechna Environmental Limited, an environmental technology company, traded on the stock exchange in Alberta, Canada since December 1995. From June, 1978 until December, 1995 Mr. Startari worked in a variety of positions in the Ordinance Division of Olin Corporation, a defense contractor. Most recently, from February, 1995 until he left Olin Corporation, he was Vice President-Recovery Systems and Executive Vice President of Olin Services, Inc.

     MICHAEL S. KLEIN from 1987 to 1995 was chairman and chief executive officer of ViTel International, a company specializing in network facsimile services. Since January, 1995 Mr. Klein has devoted his time to a variety of public service and environmental conservation activities.

     ENRIQUE A. TOMEU became a member of the board in July, 1996, at which time he was elected President and Chief Executive Officer. Mr. Tomeu has over 15 years of experience in construction and environmental industries. From 1980 to the present, he has been president of Siboney Contracting Co., a trucking and waste hauling company. Mr. Tomeu attended the University of Florida and General Motors Institute.

     Directors are elected annually at the Company's annual shareholders' meeting. Each director of the Company serves until his successor is elected and qualified or until the earlier of death, resignation, removal or disqualification of the director. The officers of the Company serve at the pleasure of the Board of Directors.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

     During the Company's fiscal year ended March 31, 1997 the Board of Directors held eight meetings. Each director attended at least 75% of the combined number of meetings of the Board and any committee of which he or she was a member.

COMMITTEES OF THE BOARD OF DIRECTORS

     Mr. Michael Klein and Dr. Charles Evans are members of the Compensation Committee. The functions of the Compensation Committee are to review and approve annual salaries and bonuses for all executive officers and review, approve and recommend to the Board of Directors the terms and conditions of all employee benefit plans or changes thereto, including the granting of stock options pursuant to the Company's stock option plans. The chairman of the Compensation Committee is Mr. Michael Klein. There has been one meeting of the Compensation Committee. The Audit Committee consists of Mr. Carlos Vergara, Mr. Tony Contreras, and Mr. Joseph F. Startari. The functions of the Audit Committee are to oversee the Company's Chief Financial Officer, meet periodically with the Company's outside auditors, and generally be responsible for the Company's financial and accounting policies. There has been one meeting of the Audit Committee. The Executive Committee is comprised of Enrique A. Tomeu, Chairman, Dr. Charles C. Evans and Mr. John B. McCracken. The responsibilities of the Executive Committee are to assist management on behalf of the Board in the evaluation and decisions of any agreements, contracts, loans, debentures or transactions for any amounts less than $3,000,000, which would otherwise require Board approval. There have been six meetings of the Executive Committee in the past year.

COMPENSATION OF DIRECTORS

     The Board of Directors has temporarily postponed any compensation for directors subject to a study of equitable and comparable director compensation packages among the Company's industry.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE SIX NOMINEES.

                                  PROPOSAL 2.
 TO APPROVE AN UP TO ONE-FOR-EIGHT REVERSE SPLIT OF THE COMPANY'S COMMON STOCK,
    PAR VALUE $0.012 PER SHARE, THE DATE OF THE SPLIT AND THE DIVISOR TO BE
             EXERCISED AT THE DISCRETION OF THE BOARD OF DIRECTORS.

     The Company proposes to amend the second sentence of Article FOURTH of its Articles of Incorporation to read:

     "The total number of shares of common stock authorized to be issued shall be 9,375,000(1), $.096(1) par value per share, and the total number of shares of preferred stock authorized to be issued shall be 2,500,000, $.001 par value per share."

     The only change from the existing Article FOURTH is to reduce the currently authorized 75,000,000 shares of common stock, par value $.012 per share, to 9,375,000(1) shares of common stock, par value $.096(1) per share. Such a change, if adopted by the shareholders, will have the effect of creating a one-for-eight(1) reverse split of the Company's issued and authorized common stock (the "Reverse Split"). Accordingly, the Board of Directors will be empowered without further shareholder approval to effect the Reverse Split on the date and subject to the final terms and conditions it determines in its sole discretion.

     As a result of the Reverse Split every shareholder of the Company would own up to one-eighth(1) as many shares as before the Reverse Split is effected. Those shareholders who would own a fractional number of shares as a result of the Reverse Split would have the number of shares they own rounded up to the nearest whole share.

     IT IS IMPORTANT THAT EACH SHAREHOLDER UNDERSTAND THAT NO SHAREHOLDER'S INTEREST IN THE COMPANY WOULD BE MATERIALLY REDUCED AS A RESULT OF THE REVERSE SPLIT SINCE THE TOTAL NUMBER OF ISSUED AND OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY WOULD BE REDUCED IN THE SAME RATIO OF ONE-FOR-EIGHT(1) (APART FOR NON-MATERIAL EFFECTS OF ROUNDING UP OF FRACTIONAL SHARES). Prior to the Reverse Split the number of issued and outstanding shares will be 17,600,026 and after the Reverse Split, the number would be 2,200,003 (apart from a non-material additional number of shares from the rounding up of fractional shares). The increase of the per share par value from $.012 to $0.096(1) will preserve the Company's balance sheet stated value of paid-in capital at $243,878 (apart from a non-material increase from the rounding up of fractional shares).

     The Company knows of no other effects that would arise from the Reverse Split which would have a material effect on shareholders of the Company.

     The Board of Directors has proposed the potential Reverse Split for the Company to maintain its listing on the NASDAQ Small Cap Market and believes the resulting split stock would subsequently trade in the public market at a bid price acceptable to NASDAQ. The Company has been notified of a potential delisting effective December 30, 1997 since it does not currently meet NASDAQ Small Cap Market listing requirements. The Company's shares of Common Stock have traded for less than $1.00 for ten consecutive days and the Company does not presently meet the $2 million dollar total capital and surplus requirement.. The Company is working to increase the total capital and surplus of the Company and will continue to pursue appropriate strategies to do so.

------------------
(1) Please note that all calculations assume a one-for-eight Reverse Split. If the Board of Directors elect to use a lesser divisor for the Reverse Split all calculations as to number of issued and outstanding shares, fraction of original shares owned and par value described herein will be adjusted accordingly.

     Effective February 23, 1998 the new NASDAQ Small Cap Market listing requirements are that each listed company maintain a minimum of $1.00 per share trading price and $2 million dollars in net tangible assets. At present, the Company does not meet the requirements and is pursuing opportunities to enable compliance with this requirement.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

                                  PROPOSAL 3.
   TO APPROVE AN INCREASE IN THE AUTHORIZED NUMBER OF POST-SPLIT SHARES FROM
                           9,375,000(1) TO 75,000,000

     If, and only if, the Reverse Split is approved by the shareholders, the Company proposes to simultaneously increase its authorized shares of Common Stock from 9,375,000(1) (after the Reverse Split) to 75,000,000. The par value would remain at $0.096(1) per share and the number of issued and outstanding shares would remain at 2,200,003(1) (apart from a non-material additional number of shares from the rounding up of fractional shares in the Reverse Split).

     The increase in authorized shares will permit the Company to have additional authorized but unissued shares available for sale to raise additional capital, for issuance to acquire other companies, or for other corporate purposes. The Company from time to time in the past has offered and sold shares to raise additional capital but has no identified use for the proposed increase in authorized shares.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Coopers & Lybrand, L.L.P., Miami, Florida, served as the Company's independent public accountants for the fiscal year ended March 31, 1997. The Board of Directors of the Company anticipates selecting Coopers & Lybrand, L.L.P. to serve as independent public accountants for the current fiscal year ending March 31, 1998. A representative of Coopers & Lybrand, L.L.P. is expected to be present at the Annual Meeting and to be available to respond to appropriate questions. Its representative will have the opportunity to make a statement if he desires to do so.

                      FUTURE PROPOSALS OF SECURITY HOLDERS

     Any shareholder who intends to submit a proposal for consideration at the 1998 Annual Meeting of Shareholders pursuant to the applicable rules of the Securities and Exchange Commission must send the proposal to reach the Company's Secretary by May 1, 1998. All proposals should be addressed to the Secretary.

                                 OTHER MATTERS

     No other business is expected to come before the Annual Meeting; however, if additional matters come before the meeting, proxies will be voted at the discretion of the proxy holders.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          November 27, 1997
                                          West Palm Beach, Florida

                                          Michael Baker, Secretary

PROXY                           ECOS GROUP, INC.                           PROXY

         1000 SOUTHERN BLVD. SUITE 200, WEST PALM BEACH, FLORIDA 33405

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Enrique A. Tomeu and Charles C. Evans, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the Common Stock of Ecos Group, Incorporated held of record by the undersigned on October 10, 1997, at the Annual Meeting of Shareholders to be held on December 8, 1997, or any adjournment or postponement thereof.

1. TO ELECT THE FOLLOWING DIRECTORS:    / / FOR all Nominees Listed Below           / / WITHHOLD AUTHORITY to vote for all
                                           (except as marked to the contrary            nominees listed below
                                            below)

    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE
                  STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW)

 Wendell R. Anderson, Luis De La Cruz, Leon S. Eplan, Charles C. Evans, John B.
                         McCracken, Joseph F. Startari

2. To approve an up to one-for-eight reverse split of the Company's Common Stock the date and final divisor to be at the discretion of the Board of Directors; and

                / / FOR         / / AGAINST         / / ABSTAIN

3. To approve an increase in the authorized post-split shares of Common Stock to 75,000,000.

                / / FOR         / / AGAINST         / / ABSTAIN

                    PLEASE DATE AND SIGN ON THE REVERSE SIDE

    This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the proposals listed and FOR the directors listed.

    When shares are held by joint tenants, both should sign. When signing as attorney, personal representative, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                             Dated: _____________________ , 1997

                                             ___________________________________
                                                          Signature

                                             ___________________________________
                                                  Signature if held jointly

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.